Exhibit 3(i)

                                   RESTATED
                           ARTICLES OF INCORPORATION
                                      of
                                LAKE CITY BANK
==============================================================================

     ARTICLE 1. The name of this corporation shall be Lake City Bank.

     ARTICLE 2. The purpose or purposes for which this corporation is formed are as follows:

     To have, hold, exercise and enjoy the rights, powers and privileges of commercial banks as set forth in the Indiana Financial Institutions Act as now in effect and as may be hereafter amended.

     ARTICLE 3. The period during which the corporation shall continue is perpetual.

     ARTICLE 4. The post office address of the principal office of the corporation is 202 East Center Street, Post Office Box 1387, Warsaw, Indiana 46581-1387.

     ARTICLE 5. There shall be one (1) class of stock, and the amount of the capital stock and the number and par value of the shares into which the capital stock of this corporation is to be divided is:

Total capital stock                     $2,182,240
                    ---------------------------------------------------------
                    (For capital stock requirements see Section 83 of the
                     Indiana Financial Institutions Acts of 1933)


Par value of shares $10.00 per share.

Number of shares 218,224.

     ARTICLE 6. The amount of paid in capital with which this corporation will begin business is $100,000.

     ARTICLE 7. The Board of Directors shall be composed of such number of directors ranging from nine (9) to eighteen (18), inclusive, as shall be established from time to time by the Bylaws of the Corporation. In the absence of the establishment of such a number, the number of directors shall be ten
(10).

     ARTICLE 8. The names and post office addresses of the original incorporators were as follows:



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NAME                                                      POST OFFICE ADDRESS
- ----------------                                          -------------------
Richard G. Adams                                          P.O. Box 1387
                                                          Warsaw, IN 46580

Donald E. Frantz                                          612 No. Harrison
                                                          Warsaw, IN 46580

R. Douglas Grant                                          P.O. Box 1387
                                                          Warsaw, IN 46580

Jerry L. Helvey                                           R.R. 1, Box 533
                                                          Leesburg, IN 46538

Richard D. Mackey                                         P.O. Box 1387
                                                          Warsaw, IN 46580

Charles A. Ker                                            P.O. Box 407
                                                          Warsaw, IN 46580

J. Alan Morgan                                            R.R. 2
                                                          Leesburg, IN 46538

Joseph P. Prout                                           P.O. Box 877
                                                          Warsaw, IN 46580

Robert L. Rasor                                           P.O. Box 188
                                                          Warsaw, IN 46580

Philip G. Spear                                           P.O. Box 316
                                                          Warsaw, IN 46580